SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 19, 2001
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                         QueryObject Systems Corporation
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             (Exact name of registrant as specified in its charter)


        Delaware                     1-13587                    94-3087939
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(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)             Identification No.)


         One Expressway Plaza, Suite 208, Roslyn Heights, New York 11577
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (516) 228-8500


                                       N/A
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   (Former name or former address, if changed since last report.)

Item 5.  Other Events

                  QueryObject Systems Corporation (the "Company") will commence a private placement (the "Offering") of units (the "Units") consisting of one share of its common stock, $.003 par value (the "Common Stock"), and two redeemable Common Stock purchase warrants (the "Warrants"). The per-Unit offering price will be 75% of the average closing price of the Company's Common Stock for the five consecutive business days ended two business days prior to the first closing (the "First Closing") (such average referred to hereinafter as the "First Market Price"), subject to subsequent adjustment. The Company is offering to sell up to 2,050,000 Units (the "Minimum Number") in the First Closing and in order to achieve compliance with Rule 713 of the American Stock Exchange is seeking stockholder approval to sell Units in excess of the Minimum Number. If such stockholder approval is obtained, the Company will offer to sell up to $3,000,000 of Units, which may be increased to up to $5,000,000 of Units upon the agreement of the Company and the placement agent in the Offering. Each Warrant entitles the holder to purchase one share of Common Stock for an initial exercise price equal to $0.125 above the First Market Price, subject to subsequent adjustment. The Company is obligated to register the resale of the shares of Common Stock (i) sold in the Offering and (ii) underlying the Warrants. If (i) the Company obtains stockholder approval, (ii) there is a second and final closing (the "Final Closing"), and (iii) the average closing price of the Common Stock for the five consecutive business days ended two business days prior to the Final Closing (such average referred to hereinafter as the "Final Market Price") is less than the First Market Price, then (i) the per-Unit offering price of all Units will be reduced to 75% of the Final Market Price, (ii) all investors who purchased Units in the First Closing will be issued additional Units to adjust to 75% of the Final Market Price the per-Unit purchase price paid by them at the First Closing and (iii) the exercise price of the Warrants will be adjusted to $0.125 above the Final Market Price.

                  The Company needs the proceeds from the Offering to continue operations. The net proceeds of the Offering will be used for sales and marketing, research and development and general working capital purposes in the proportions of 50%, 20% and30%, respectively.

                  The securities to be offered and sold in the Offering will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States, absent registration or an applicable exemption from registration requirements.


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


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        QUERYOBJECT SYSTEMS CORP.



Dated: January 19, 2001                 By: /s/ Daniel Pess
                                            ---------------------------------
                                            Name: Daniel Pess
                                            Title: Executive Vice President
                                                   and Chief Financial Officer






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